SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            VISUAL EDGE SYSTEMS INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   ...........................................................................
   2) Aggregate number of securities to which transaction applies:

   ...........................................................................
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11(set forth the amount on which the filing fee is calculated and state how it was determined)

   ...........................................................................
   4) Proposed maximum aggregate value of transaction:

   ...........................................................................
   5) Total fee paid:

   ...........................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   ...........................................................................
   2) Form, Schedule or Registration Statement No.:

   ...........................................................................
   3) Filing Party:

   ...........................................................................
   4) Date Filed:

   ...........................................................................

                                       May 4, 1998


Dear Stockholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Visual Edge Systems Inc. (the "Company"), which will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on Wednesday, June 3, 1998, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

      At the meeting, you will be asked to: (1) elect six Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (2) approve the potential issuance and sale of additional shares to Infinity Investors Limited and related entities (collectively, the "Funds") in the event that the Funds elect to convert outstanding Notes and shares of Preferred Stock into Common Stock after January 1, 1999 in the event that Marion Interglobal, Ltd. ("Marion") does not fund the third tranche under the Purchase Agreement, dated March 29, 1998, between Marion and the Company; and (3) transact such other business as may properly come before the meeting and any adjournment thereof.

      We hope you will find it convenient to attend the meeting in person. Whether or not you expect to attend, to assure your representation at the meeting and the presence of a quorum, please complete, date, sign and mail promptly the enclosed proxy card (the "Proxy"), for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States. After returning your Proxy, you may, of course, vote in person on all matters brought before the meeting.

      The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed to you together with the enclosed proxy materials.

                                       Sincerely,



                                       Earl T. Takefman
                                       Chief Executive Officer

                            VISUAL EDGE SYSTEMS INC.
                      2424 North Federal Highway, Suite 100
                            Boca Raton, Florida 33431

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On June 3, 1998

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, on Wednesday, June 3, 1998, at 10:00 a.m. (local time), for the following purposes:

      (1) to elect six Directors, each to serve until the next Annual Meeting and until his successor is duly elected and qualified;

      (2) to approve the potential issuance and sale of additional shares to Infinity Investors Limited and related entities (collectively, the "Funds") in the event that the Funds elect to convert outstanding Notes and shares of Preferred Stock into Common Stock after January 1, 1999 in the event that Marion Interglobal, Ltd. ("Marion") does not fund the third tranche under the Purchase Agreement, dated March 29, 1998, between the Company and Marion; and

      (3) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The accompanying proxy is solicited by the Board of Directors of the Company. A copy of the Company's Annual Report to Stockholders, Proxy Statement and form of proxy are enclosed.

      Only stockholders of record as of the close of business on April 28, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

      You are cordially invited to be present at the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.

                                       By Order of the Board of Directors



                                       Earl T. Takefman
                                       Chief Executive Officer
May 4, 1998

================================================================================
                                IMPORTANT NOTICE:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE ANNUAL MEETING.
================================================================================

                            VISUAL EDGE SYSTEMS INC.

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998

      This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to the stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on June 3, 1998, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on April 28, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

      This Proxy Statement and the accompanying Proxy, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 (the "Annual Report"), are being sent or given to the stockholders commencing on or about May 4, 1998.

      At the Annual Meeting, the stockholders of the Company will be asked: (i) to elect six Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) to approve the potential issuance and sale of additional shares to Infinity Investors Limited and related entities (collectively, the "Funds") in the event that the Funds elect to convert outstanding Notes and shares of Preferred Stock into Common Stock after January 1, 1999 in the event that Marion Interglobal, Ltd. ("Marion") does not fund the third tranche under the Purchase Agreement, dated March 29, 1998 (the "Purchase Agreement"), between the Company and Marion; and
(iii) to transact any other business that may properly come before the meeting and any adjournment thereof.

      The principal executive office of the Company is located at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 and the Company's telephone number at that address is (561) 750-7559.

      STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Solicitation of Proxies

      If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted (i) in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy and (ii) approve the potential issuance and sale of additional shares to the Funds in the event that the Funds elect to convert outstanding Notes and shares of Preferred Stock into Common Stock after January 1, 1999 in the event that Marion does not fund the third tranche under the Purchase Agreement. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting. The expenses with respect to this solicitation of Proxies will be paid by the Company.

      Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by written notice of revocation received prior to the Annual Meeting, by attending the Annual Meeting and voting in person or by submitting a signed Proxy bearing a subsequent date. A written notice revoking a previously executed Proxy should be sent to the Company at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431,
Attention: Secretary. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy.

Voting Securities and Beneficial Ownership

      Only holders of record of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter to come before the Annual Meeting. As of the close of business on the Record Date, there were 7,867,648 shares of the Common Stock outstanding. The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors.

      The following table sets forth certain information, as of April 20, 1998, relating to the beneficial ownership of shares of the Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's executive officers, directors and nominees as a director; and (iii) all directors and executive officers of the Company as a group.

                                                 Percentage
                                                Beneficial         Beneficial
                                               Ownership of       Ownership of
Beneficial Holder                             Common Stock(1)   Common Stock (1)
-----------------                             ---------------   ----------------

Marion Interglobal, Ltd (2) .................      6,450,000          49.6%
Earl T. Takefman(3) .........................      1,396,960          10.7
Ronald F. Seale(4) ..........................      1,000,000           7.7
Alan L. Lubell(5) ...........................        847,431           6.5
Infinity Investors Limited (6) ..............        780,873           6.0
Richard Parker(7) ...........................        136,000           *
Tom Peters(8) ...............................         79,361           *
Eddie Einhorn(9) ............................          3,333           *
Mark Hershhorn(9) ...........................          3,333           *
Melissa Forzly(10) ..........................            625           *
Beryl Artz(11) ..............................          1,666           *
All directors and executive officers
as a group (eight persons) ..................      2,468,709          19.0%

------------------
*Less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement, have been exercised.

(2) Includes shares of Common Stock issued to date to Marion in the first tranche of the financing contemplated by the Purchase Agreement (the "Marion Financing"), as well as the maximum number of shares of Common Stock issuable upon the consummation of the second and third tranches of the Marion Financing. Also includes 250,000 shares of Common Stock to be transferred from Alan Lubell, the Chairman of the Board of the Company, to Marion upon the consummation of the second tranche of the Marion Financing.

(3) Includes (i) 1,159,482 shares owned by Status-One Investments Inc., a Delaware corporation owned by Earl T. Takefman and certain family members ("Status-One"), and (ii) presently exercisable options to acquire 287,478 shares of Common Stock, but does not include 2,136 shares of Common Stock owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership.

(4) Mr. Seale is Senior Managing Director of Marion. Does not include 5,450,000 shares of Common Stock beneficially owned by Marion.

(5) Does not include (x) 250,000 shares of Common Stock that Mr. Lubell has agreed to transfer to Marion upon the consummation of the second tranche of the Marion Financing and (y) 21,827 shares of Common Stock that Mr. Lubell has agreed to give to certain persons.

(6) Includes shares beneficially owned by Infinity Emerging Opportunities Limited, Glacier Capital Limited and Summit Capital Limited, which entities have affirmed the existence of a "group" as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended. For all of such entities, includes an aggregate of 70,000 shares underlying warrants held by such entities and 50,952 shares to be paid as interest on securities held by such entities and excludes all shares underlying Notes and Preferred Stock held by such entities. Information regarding these entities has been obtained from the Schedule 13G, filed April 4, 1998, with respect to the "group" in which these entities are included.

(7) Includes presently exercisable options to acquire 134,000 shares of Common Stock, but excludes shares underlying options to acquire 166,000 shares of Common Stock, none of which are exercisable within 60 days.

(8) Includes presently exercisable options to acquire 65,206 shares of Common Stock, but excludes shares underlying options to acquire 75,205 shares of Common Stock, none of which are exercisable within 60 days.

(9) Excludes shares underlying options to acquire 1,666 shares of Common Stock, none of which are exercisable within 60 days.

(10) Includes presently exercisable options to acquire 625 shares of Common Stock, but excludes shares underlying options to acquire 26,875 shares of Common Stock, none of which are exercisable within 60 days.

(11) Excludes shares underlying options to acquire 3,334 shares of Common Stock, none of which are exercisable within 60 days.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Six directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

      The following information is furnished with respect to the six nominees for election as Directors. The Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of the Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as Directors of the Company, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by the Board of Directors or the Board of Directors will elect to reduce the number of Directors constituting the Board of Directors. There is no cumulative voting for Directors.

Nominees for Directors

      Ronald F. Seale, age 50, is a nominee to be a director of the Company. It is anticipated that Mr. Seale will be elected Chairman of the Board by the Board of Directors of the Company. Mr. Seale presently serves as a Senior Managing Director of Marion Interglobal, Ltd., an investment group, as well as Senior Managing Director of Bayfront Holdings Inc., an investment group, and Chairman of the Board of Aim Holdings, Inc. , an investment group. From 1986 until now, Mr. Seale has served as President of Tristar Acquisitions, an investment group. From 1967 until 1984, Mr. Seale worked in the securities industry for Merrill Lynch, Paine Webber, Shearson American Express and Prudential Bache. Mr. Seale is a former director of Progressive National Bank of Louisiana.

      Earl T. Takefman, age 48, a co-founder of the Company, has been Chief Executive Officer of the Company since March 1995. Prior to founding the Company, Mr. Takefman was Co-Chief Executive Officer of SLM International, Inc. ("SLM"), a publicly traded toy and sporting goods company, from December 1989 to August 1994. SLM filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 1995. From 1980 to 1989, prior to joining SLM, Mr. Takefman was Chief Operating Officer of Charan Industries ("Charan"), a publicly traded Canadian toy and sporting goods company. Mr. Takefman received a Bachelor of Architecture degree in 1971 and a Masters of Business Administration degree from McGill University in Montreal, Canada in 1973.

      Alan L. Lubell, age 59, a co-founder of the Company, has been Chairman of the Board of the Company since July 1994 and Vice President since May 1996. Prior to founding the Company, Mr. Lubell had been an entrepreneur in the area of sports television. From 1977 to July 1994, Mr. Lubell served as President of Marathon Entertainment, a sports television company which he founded that created many events and programs that were sold to television stations and networks and national advertisers. Among the events developed, packaged and produced by Marathon Entertainment was the New York City Marathon. Mr. Lubell received a Bachelor of Science degree in marketing from New York University in 1960.

      Richard Parker, age 36, has been the Company's President and Chief Operating Officer since July 1996. From February 1990 until his appointment as Chief Operating Officer of the Company, Mr. Parker was the founder, owner and president of Diomo Marketing Inc. and Devrew Merchandising Inc., companies engaged in marketing and selling consumer products in Canada. From August 1984 to February 1990, Mr. Parker held various positions, including Vice President, at Charan. Mr. Parker graduated from Vanier College in Montreal in 1980.

      Mark Hershhorn, age 49, became a director of the Company on July 24, 1996 upon completion of the Company's initial public offering (the "IPO"). From November 1994 until April 1997, Mr. Hershhorn served as President and Chief Executive Officer and as a director of National Media Corporation of Philadelphia, a publicly-traded worldwide infomercial company, and as Chairman of the Board of its international subsidiary, Quantum International, Inc. From August 1994 to November 1994, Mr. Hershhorn acted as President and Chief Operating Officer of National Media. Mr. Hershhorn was President and Chief Operating Officer of Buckeye Communications, a publicly traded corporation, from June 1993 to August 1994 and of National Media from December 1991 to April 1993. From 1990 to December 1991, Mr. Hershhorn was a Senior Vice President of Food Marketing for Nutri-Systems Inc., a diet food company. Prior to joining Nutri-Systems, he held various positions at the Franklin Mint, including Chief Financial Officer, Treasurer, Vice President and director, from 1985 to 1990. Mr. Hershhorn received a Bachelor of Arts degree in economics Rutgers University and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He currently serves as a member of the Wharton School Graduate Executive Board.

      Beryl Artz, age 45, became a director of the Company on March 19, 1997. Since March 1995, Mr. Artz has served as an Executive Vice President and director for Club Corporation of America, a corporation that owns and manages golf courses, in which position he has responsibility for private clubs, public golf and semi-private club operations within Texas and the Southeast United States. From January 1988 until January 1995, Mr. Artz was the Executive Vice President of GolfCorp, a corporation that owns and manages golf courses, where he had responsibility for the public golf course and semi-private club operations. Mr. Artz also currently serves as an advisor to the Board of Directors of Club Corporation International, a privately held corporation that owns and manages golf courses and that has annual gross revenues of over $700 million and over 228,000 memberships nationwide.

Vote Required For Approval

      The six nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  FOR ITS NOMINEES TO THE BOARD OF DIRECTORS

Compensation of Directors

      The Company reimburses Directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company, but does not give its Directors additional compensation for serving as Directors or for attending Board of Directors meetings. Each Director who is not an employee of the Company receives an initial grant of non-qualified options to purchase 5,000 shares of the Common Stock under the Company's 1996 Stock Option Plan. Non-employee directors receive annual grants of non-qualified options to purchase 2,500 shares of the Common Stock.

Board and Committee Meetings

      The Company's Board of Directors met on seven occasions in 1997.

      Nominees for election as a director of the Company are selected by the full Board of Directors, acting as a nominating committee. Nominations for directors, other than those made by the entire Board of Directors, will not be eligible to be voted upon at an annual meeting unless submitted in accordance with the procedure set forth under the heading "STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 1999 ANNUAL MEETING."

      The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee presently consist of Messrs. Artz and Hershhorn. The members of the Compensation Committee presently consist of Mark Hershhorn and Eddie Einhorn.

      The Audit Committee is generally responsible for recommending the appointment of the Company's independent auditors and overseeing the accounting and internal audit functions of the Company. Audit Committee members meet regularly with the Company's financial management and independent auditors to review the results of their examinations, the general scope of their audit services and their opinions on the adequacy of internal controls and quality of financial reporting. The Audit Committee met one time during 1997.

      The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration of the Company's executive officers. The Compensation Committee also administers the Company's 1996 Stock Option Plan (the "Plan") and determines the amounts of, and the individuals to whom, awards shall be made thereunder. The Compensation Committee met one time during 1997.


PROPOSAL NO. 2 - APPROVAL OF THE ISSUANCE AND SALE OF SHARES OF COMMON STOCK EXCEEDING 20% OF THE OUTSTANDING COMMON STOCK

      Rule 4460(i) of the National Association of Securities Dealers, Inc. (the "NASD") requires the Company to obtain stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into an exercisable for Common Stock) equal to 20 percent or more of the Common Stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the Common Stock.

      On June 13, 1997, the Company arranged a three year $7.5 million debt and convertible equity facility (the "June Financing") with the Funds. The Company issued and sold to the Funds the following securities pursuant to the Securities Purchase Agreement, dated as of June 13, 1997 (the "Securities Purchase Agreement"), among the Company and the Funds: (i) 8.25% unsecured convertible notes (the " Notes") in the aggregate principal amount of $7,500,000 with a maturity date of three years from the date of issuance , subject to the mandatory automatic exchange of $5 million of the Notes for Preferred Stock, par value $.01 per share, which Notes are convertible into shares of Common Stock at any time and from time to time commencing January 1, 1998 at the option of the holder thereof subject to certain limitations on conversion set forth in the Securities Purchase Agreement; (ii) 93,677 shares of Common Stock, subject to adjustment; and (iii) five-year warrants to purchase 100,000 shares of Common Stock at an exercise price equal to $10.675.

      On February 6, 1998, the Company entered into the First Amendment to the Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "First Amendment"), among the Company and the Funds. Pursuant to the First Amendment, the Funds converted $6 million aggregate principal amount of the Notes into 6,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") with a redemption or liquidation value of $1,000 per share. The Preferred Stock is senior to the Common Stock with respect to dividends, liquidation and dissolution. Each share of Preferred Stock entitles the holder to an annual dividend of 8.25% ($82.50 per share), payable on a quarterly basis, which dividend increases to 18% in certain situations as specified in the Amended Certificate of Designation with respect to the Preferred Stock.

In addition, the "Maximum Conversion Price" (as defined in the First Amendment) at which shares of Preferred Stock are convertible into Common Stock (the "Stock Conversion Shares") is $6.00, subject to adjustment in certain circumstances; in certain instances, such conversion price may be as low as 50% of the market price of the Common Stock.

      The remaining $1.5 million of outstanding Notes held by the Funds have become secured debt pursuant to a Security Agreement, dated as of February 6, 1998 (the "Security Agreement"), between the Company and H.W. Partners, L.P., as agent for and representative of the Funds. With respect to such $1.5 million in outstanding Notes, the Funds have been granted a security interest in the collateral described in the Security Agreement, which includes all of the Company's unrestricted cash deposit accounts, accounts receivable, inventory and equipment and fixtures, excluding its vans.

      As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company entered into the Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment"), among the Company and the Funds. Pursuant to the Second Amendment, the Funds agreed that they would not convert, prior to December 31, 1998, any shares of Preferred Stock or any principal amount of the Notes into shares of Common Stock, unless a "Material Transaction" (defined as a change of control of the Company, a transfer of all or substantially all of the Company's assets or a merger of the Company into another entity) has occurred. Further, the Funds agreed that they would not, prior to March 31, 1999, publicly sell any shares of Common Stock owned or acquired by the Funds, unless a Material Transaction has occurred; the Funds are permitted, after June 30, 1998 and subject to the Company's right of first refusal, to privately sell any shares of Common Stock that they own or acquire, provided the purchaser agrees in writing to be bound by the same resale restrictions.

      The Funds have granted to the Company an option to redeem the Preferred Stock and the Notes owned by the Funds as follows: (i) up to $2,500,000 may be redeemed on or before April 30, 1998; (ii) an additional $2,500,000 may be redeemed on or before May 31, 1998; and (iii) an additional $2,500,000 may be redeemed from and after June 1, 1998. If the date that the Company redeems such Preferred Stock and Notes is on or before June 30, 1998, the redemption price will be 80% of the principal amount outstanding of the Notes being redeemed or 80% of the liquidation preference of the Preferred Stock being redeemed, plus accrued interest and dividends in the event that all of the Preferred Stock and Notes owned by the Funds are not redeemed by June 30, 1998. If the redemption of the Notes and Preferred Stock is after June 30, 1998 but on or before December 31, 1998, the 80% referred to in the preceding sentence shall increase by 2% per month, up to 90% in December 1998. If the redemption of the Notes and Preferred Stock occurs after December 31, 1998, the redemption price shall be as provided in the original agreement between the Company and the Funds. The Company is required to redeem all of the Preferred Stock outstanding prior to redemption of any of the Notes. In addition, the Funds have granted to the Company and to Marion an option to acquire, on or before March 31, 1999, all of the shares of Common Stock owned by the Funds.

      In the event that the Company does not redeem the Preferred Stock and the Notes prior to December 31, 1998, the Funds may convert part or all of such securities into shares of Common Stock. Such conversion might require the Company to issue shares of Common Stock exceeding 20 percent of the outstanding Common Stock. Therefore, the Company has submitted this proposal to the Company's stockholders for approval.

Vote Required for Approval

      The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the approval of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL.


                               EXECUTIVE OFFICERS

      The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the discretion of the Board of Directors. The executive officers of the Company, their respective ages and positions and certain other information with respect to each of them are set forth below and herein under the section entitled "Election of Directors."

      Melissa Forzly, age 39, has been the Chief Financial Officer of the Company since March 1998 and joined the Company as Controller in June 1997. Prior to joining the Company, Ms. Forzly was Controller and acting Chief Financial Officer of Big Entertainment, a diversified entertainment company involved in the licensing of entertainment properties, the operation of retail stores, and the publishing and packaging of books. Ms. Forzly has also held financial positions with Merrill Lynch, Showtime and Emery Purolator. Ms. Forzly graduated from Boston University in 1981 with a B.S. in Business Administration.

      Thomas Peters, age 52, has been Vice President of Operations and Technology of the Company since November 1997 and joined the Company as Director of Software Development of the Company in May 1996. Since July 1992, Mr. Peters has been the owner of Smart View ("Smart View"), a company he founded to design and develop computer golf software to be used by golf professionals when giving video golf lessons. Prior to founding Smart View, Mr. Peters, for 26 years, held various positions at IBM, including Manager of Application Development from July 1989 to July 1992 and Personal Computer Product Planning Manager from 1984 to 1989. Mr. Peters graduated from Harper College at University of New York in 1967, with a B.A. in mathematics.


                           SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company for the fiscal year ended December 31, 1997.

                                               Annual Compensation                Long Term Compensation Awards
                                       ------------------------------------   ---------------------------------------
                                                                              Restricted    Securities
                                                Salary       Bonus    Other     Stock       Underlying    All Other
Name and Principal Position            Year       ($)         ($)       ($)   Award(s)(#)    Options(1)  Compensation
----------------------------------     ----     -------      -----    -----   -----------   -----------  ------------
Earl T. Takefman, Chief
Executive Officer ................     1997     150,000        0         0           0           0            0


Alan L. Lubell, Chairman of the
Board ............................     1997      75,000        0         0           0           0            0

Richard Parker, President and
Chief Operating Officer ..........     1997     150,000        0         0           0        50,000          0

Tom Peters, Vice President of
Operations and Technology ........     1997     105,000        0         0           0        20,000          0

Ed Smith(2) ......................     1997      59,485        0         0           0           0            0

------------------
(1) Reflects options to acquire shares of the Company that were granted in 1997. The Company has not granted stock appreciation rights.

(2) Mr. Smith was terminated on August 31, 1997, and was replaced as Chief Financial Officer by Melissa Forzly. Ms. Forzly receives an annual salary of $75,000 in connection with her employment.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows, with respect to the Named Executive Officers, information concerning the grant of stock options pursuant to the Plan during the fiscal year ended December 31, 1997.

                                   Individual Grants(1)
                        --------------------------------------------
                         Number of    Percentage of
                        Securities    Total Options    Exercise or
                        Underlying      Granted to    Base Price Per
                          Options      Employees in       Share
       Name               Granted      Fiscal 1997      ($/Share)     Expiration Date
---------------------   ----------    -------------   -------------   -----------------
Earl T. Takefman ...           0              0             0                N/A
Alan L. Lubell .....           0              0             0                N/A
Richard Parker .....      50,000            27.8%         $3.00(2)    December 31, 2007
Melissa Forzly .....       2,500             1.4%         $3.375      June 14, 2007
Tom Peters .........      20,000            11.1%         $3.00(2)    December 31, 2007

------------------
(1) All options granted in fiscal 1997 expire ten years from the date of the grant.

(2)   These options were repriced by the Company's Board of Directors in April
      1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

      The following table shows, with respect to the Named Executive Officers, information with respect to the unexercised options to purchase shares of the Common Stock granted under the Plan and held as of December 31, 1997. None of the Named Executive Officers exercised options during the year ended December 31, 1997.

                               Number of Securities Underlying        Value of Unexercised
                                Unexercised Options Held at          In-the-Money Options
                                     December 31, 1997              at December 31, 1997 (1)
                               -------------------------------     ---------------------------

       Name                    Exercisable       Unexercisable     Exercisable   Unexercisable
----------------------------   -----------       -------------     -----------   -------------
Earl T. Takefman(2) ........      237,478           100,000               0             0
Alan L. Lubell(3) ..........      150,000           100,000               0             0
Richard Parker(4) ..........       34,000            66,000               0             0
Melissa Forzly .............            0             2,500               0             0
Tom Peters(5) ..............        5,113            35,308               0             0

------------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on December 31, 1997.

(2) Excludes (i) 10,000 warrants owned by Mr. Takefman to acquire shares of the Common Stock at a price per share of $10.000, which were purchased by Mr. Takefman upon the same terms as other unaffiliated investors in a Bridge Financing consummated by the Company in March 1997, and (ii) 5,832 shares underlying options owned by Mr. Takefman's spouse as to which shares Mr. Takefman disclaims beneficial ownership. Includes 50,000 shares underlying options owned by Mr. Takefman which he transferred to Tom Peters in April 1998.

(3) Excludes 15,832 shares underlying options owned by Mr. Lubell's son, Mark Lubell, as to which shares Mr. Alan Lubell disclaims beneficial ownership. Includes 250,000 shares underlying options owned by Mr. Lubell which he transferred in April 1998 as follows: 200,000 to Richard Parker and 50,000 to Tom Peters.

(4) Excludes 200,000 shares underlying options owned by Alan Lubell which were transferred to Mr. Parker in April 1998.

(5) Excludes 100,000 shares underlying options owned by Alan Lubell and Earl Takefman which were transferred to Mr. Peters in April 1998.

Compensation Committee Interlocks and Insider Participation

      All of the members of the Compensation Committee are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.


Performance Comparison

      The graph below provides an indicator of cumulative total shareholder returns for the Company, as compared with the S&P 500 Stock Index and Comparable Golf Leisure Companies.


                                [GRAPHIC OMITTED]

              9/30/96    12/31/96    3/31/97     6/30/97     9/26/97    12/31/97
              -------    --------    -------     -------     -------    --------

EDGE             6.25        5.75      11.25       9.625       7.625      3.5625

Comparable    3.96875    2.132813    1.88275    2.339844    1.945313    1.226688
Golf Leisure
Companies(1)

S&P500         687.31      740.74     757.12      885.14      947.28      970.43

------------------
(1)   The following companies comprise the Comparable Golf Leisure Companies:
      Golf Training System Inc., Saint Andrews Golf Corp., Snake Eyes Golf Clubs Inc. and Las Vegas Disc Golf & Tennis. The Comparable Golf Leisure Companies calculation is based on an average of their respective closing trade prices as of the specified day.

Employment Agreements

      Effective January 1, 1996, the Company entered into a three-year employment agreement with Earl T. Takefman, the Chief Executive Officer of the Company. This agreement was amended on April 14, 1998 and extended until December 31, 2000. Pursuant to the agreement, as amended, Mr. Takefman is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and $225,000 on January 1, 2000. In addition, pursuant to the original employment agreement, Mr. Takefman received 250,000 options (the "Executive Options") upon the consummation of the Company's IPO, which options have now vested, and have an exercise price of $3.00 (these options were repriced by the Board of Directors on April 14, 1998). The agreement is automatically renewed for additional one-year periods, unless Mr. Takefman or the Company provides notice to the other of its termination. In the event that Mr. Takefman is terminated without cause, he will be entitled to receive as severance the amount of his base salary for the lesser of one year or the remaining term of the agreement.

      Effective January 1, 1996, the Company entered into a three-year employment agreement with Alan L. Lubell, the Chairman of the Board and Vice President of the Company. Pursuant to the agreement, Mr. Lubell was entitled to receive a base salary of $75,000 per annum, subject to increase to $100,000 in July 1997 and $125,000 in July 1998 if the Company achieved certain pre-tax earnings thresholds. On March 31, 1998, the agreement was restructured so that Mr. Lubell would serve in a sales capacity and would receive compensation based on commissions received on sales generated by him.

      Effective June 1, 1996, the Company entered into an employment agreement with Richard Parker, pursuant to which Mr. Parker serves as the President and Chief Operating Officer of the Company. This Agreement was amended on April 14, 1998 and extended until December 31, 2000. Mr. Parker is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and to $225,000 on January 1, 2000. The agreement expires on December 31, 2000 but will automatically be renewed annually unless terminated by one or both of the parties. If Mr. Parker is terminated without cause, he will be entitled to received as severance the amount of his base salary for the lesser of six months or the remaining term of the agreement.

      As of May 1, 1996, the Company entered into a two-year employment agreement with Thomas Peters, pursuant to which Mr. Peters originally served as Director Software Development and now serves as Vice President of Operations and Technology. This Agreement was amended on April 14, 1998 and extended until

December 31, 2000. Mr. Peters is entitled to receive a base salary of $130,000 under the agreement for 1998, subject to increase to $140,000 for 1999 and to $150,000 for 2000. Pursuant to the agreement, Mr. Peters will also be eligible to receive a bonus based on the Company's performance, as determined by the Board of Directors. The agreement is automatically renewed for additional one-ear periods unless Mr. Peters or the Company provides notice to the other of its termination. In the event that Mr. is terminated without cause, he will be entitled to receive as severance the amount of his base salary for three months.


                              CERTAIN TRANSACTIONS

Bridge Financing

      In March 1997, the Company consummated a bridge financing (the "Bridge Financing") pursuant to which it issued to 13 investors, one of which was Status-One, an aggregate of (i) 100,000 shares of the Common Stock and (ii) 100,000 warrants to purchase 100,000 shares of the Common Stock at a price of $10.00 per share (the "Bridge Warrants"), subject to adjustment in certain circumstances. As consideration for such securities, the investors in the Bridge Financing pledged an aggregate of $3,500,000 in cash and other marketable securities as cash collateral to Republic Bank of Canada (New York) Ltd. ("Republic"), which in turn issued a stand-by letter of credit (the "Letter of Credit") to the Company in an amount of $3,500,000. The Company used the Letter of Credit to secure a $3,500,000 line of credit from Barnett Bank. In June 1997, the Company used a portion of the proceeds from the issuance and sale of certain equity securities, defined below, as defined below, to repay the remaining outstanding balance due and owing on the Line of Credit which in turn returned all of the Cash Collateral to the bridge investors.

      Of the aggregate $3,500,000 cash collateral delivered to Republic to secure the Letter of Credit, $350,000 was contributed by Status-One. As consideration for the use of such collateral, the Company issued to Status-One 10,000 shares of the Common Stock and 10,000 warrants, each to purchase one share of the Common Stock at a price of $10.00 per share, subject to adjustment in certain circumstances.

June Convertible Financing

      On June 13, 1997, the Company arranged a three year $7.5 million debt and convertible equity facility (the "June Financing") with the Funds. The Company issued and sold to the Funds the following securities pursuant to the Securities Purchase Agreement, dated as of June 13, 1997 (the "Agreement"), among the Company and the Funds: (i) 8.25% unsecured convertible notes (the " Notes") in the aggregate principal amount of $7,500,000 with a maturity date of three years from the date of issuance , subject to the mandatory automatic exchange of $5 million of the Notes for Preferred Stock, par value $.01 per share, which Notes are convertible into shares of Common Stock (the "Note Conversion Shares") at any time and from time to time commencing January 1, 1998 at the option of the holder thereof subject to certain limitations on conversion set forth in the Agreement; (ii) 93,677 shares of Common Stock subject to adjustment (the "Grant Shares"); and (iii) five-year warrants (the "June Warrants") to purchase 100,000 shares of Common Stock (the "Warrant Shares") at an exercise price equal to $10.675. The June Warrants are redeemable commencing October 1, 1998 at a redemption price equal to $.10 per share, subject to adjustment based on a 20-day minimum closing bid price of the Common Stock. The net proceeds to the Company from the sale of the Notes, Grant Shares and June Warrants was $7,236,938. In addition, the Company issued 14,052 shares (the "IPO Underwriters Shares") of Common Stock to the underwriter in the Company's initial public offering as a fee for services rendered in connection with the transactions contemplated by the Agreement.

      Pursuant to the Agreement, the Company was required to issue additional Grant Shares (the "Additional Grant Shares") to the Funds in the event that the closing bid price of Common Stock for each trading day during any consecutive 10 trading days from June 13, 1997 through December 31, 1997 did not equal at least $10.00 per share. The closing bid price did not meet this level and, as a result, the Company issued 180,296 Additional Grant Shares during the fourth quarter of 1997.

      Interest payments on the Notes are, at the option of the Company, payable in cash or in shares of Common Stock. During 1997 the Company issued, for payment of interest due, an aggregate of 22,962 shares (the "September Interest Shares") for the period ended September 30, 1997 and an aggregate of 43,209 shares (the "December Interest Shares") for the period ended December 31, 1997. In addition, on March 31, 1998, 47,147 additional shares (the "March Interest Shares") became issuable as interest for the quarter then ended.

      On February 6, 1998, the Company entered into the First Amendment to the Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "First Amendment"), among the Company and the Funds. Pursuant to the First Amendment, the Funds converted $6 million aggregate principal amount of the Notes into 6,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") with a redemption or liquidation value of $1,000 per share. The Preferred Stock is senior to the Common Stock with respect to dividends, liquidation and dissolution. Each share of Preferred Stock entitles the holder to an annual dividend of 8.25% ($82.50 per share), payable on a quarterly basis, which dividend increases to 18% in certain situations as specified in the Amended Certificate of Designation with respect to the Preferred Stock. In addition, the "Maximum Conversion Price" (as defined in the First Amendment) at which shares of Preferred Stock are convertible into Common Stock (the "Stock Conversion Shares") is $6.00 subject to adjustment in certain circumstances; in certain instances, such conversion price may be as low as 50% of the market price of the Common Stock.

      The remaining $1.5 million of outstanding Notes held by the Funds have become secured debt pursuant to a Security Agreement, dated as of February 6, 1998 (the "Security Agreement"), between the Company and H.W. Partners, L.P., as agent for and representative of the Funds. With respect to such $1.5 million in outstanding Notes, the Funds have been granted a security interest in the collateral described in the Security Agreement, which includes all of the Company's unrestricted cash deposit accounts, accounts receivable, inventory and equipment and fixtures, excluding its vans.

      The Company has issued to the Funds an aggregate of 200,000 warrants (the "New Warrants"), each to purchase one share of Common Stock (collectively, the "New Warrant Shares") at an exercise price equal to $4.00 per share. The New Warrants are exercisable through December 2002 and are redeemable at the option of the Company, commencing January 1, 2000, based on a 20-day minimum closing bid price of Common Stock, at a redemption price equal to $.10 per share. The New Warrants also contain a "cashless exercise" feature.

      As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company entered into the Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment"), among the Company and the Funds. Pursuant to the Second Amendment, the Funds agreed that they would not convert, prior to December 31, 1998, any shares of Preferred Stock or any principal amount of the Notes into shares of Common Stock, unless a "Material Transaction" (defined as a change of control of the Company, a transfer of all or substantially all of the Company's assets or a merger of the Company into another entity) has occurred. Further, the Funds agreed that they would not, prior to March 31, 1999, publicly sell any shares of Common Stock owned or acquired by the Funds, unless a Material Transaction has occurred; the Funds are permitted, after June 30, 1998 and subject to the Company's right of first refusal, to privately sell any shares of Common Stock that they own or acquire, provided the purchaser agrees in writing to be bound by the same resale restrictions.

      The Funds have granted to the Company an option to redeem the Preferred Stock and the Notes owned by the Funds as follows: (i) up to $2,500,000 may be redeemed on or before April 30, 1998; (ii) an additional $2,500,000 may be redeemed on or before May 31, 1998; and (iii) an additional $2,500,000 may be redeemed from and after June 1, 1998. If the date that the Company redeems such Preferred Stock and Notes is on or before June 30, 1998, the redemption price will be 80% of the principal amount outstanding of the Notes being redeemed or 80% of the liquidation preference of the Preferred Stock being redeemed, plus accrued interest and dividends in the event that all of the Preferred Stock and Notes owned by the Funds are not redeemed by June 30, 1998. If the redemption of the Notes and Preferred Stock is after June 30, 1998 but on or before December 31, 1998, the 80% referred to in the preceding sentence shall increase by 2% per month, up to 90% in December 1998. If the redemption of the Notes and Preferred Stock occurs after December 31, 1998, the redemption price shall be as provided in the original agreement between the Company and the Funds. The Company is required to redeem all of the Preferred Stock outstanding prior to redemption of any of the Notes. In addition, the Funds have granted to the Company and to Marion an option to acquire, on or before March 31, 1999, all of the shares of Common Stock owned by the Funds.

      In connection with the Second Amendment, the Funds received 100,000 shares of Common Stock, as well as the right to receive 200,000 additional shares of Common Stock (collectively, the "New Shares") in the event that all of the Preferred Stock and Notes owned by the Funds have not been redeemed by the Company by June 30, 1998. Further, the exercise price of the June Warrants has been reduced from $10.675 per share to $3.25 per share and the exercise price of the New Warrants has been reduced from $4.00 per share to $3.25 per share. The Company has agreed to register all of such shares of Common Stock (including the shares underlying warrants) under the Securities Act of 1933, as amended.

Marion Equity Financing

      In March 1998, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Marion. The Purchase Agreement calls for the Company to receive up to $11,000,000 from Marion in exchange for shares of Common Stock as explained herein. Pursuant to the Purchase Agreement, the purchase of Common Stock is to occur in three tranches as follows: (i) on March 27, 1998 the Company sold to Marion 1,200,000 shares of Common Stock for an aggregate consideration of $3,000,000; (ii) on or prior to June 14, 1998 the Company will sell to Marion 800,000 shares of Common Stock for an aggregate consideration of $2,000,000; and (iii) on or prior to September 30, 1998 the Company shall sell a number of shares of Common Stock (to be determined by when the closing occurs, which would range from 2,666,667 shares to 3,200,000 shares) for an aggregate consideration of $6,000,000. The third tranche is contingent on Marion's satisfaction that the Company has met or exceeded the financial targets expected by Marion, in its sole discretion. The Company has agreed to use the $6,000,000 in proceeds from the third tranche to redeem the Notes and Preferred Stock issued in the June Financing. The issuance and sale of 1,400,000 shares of Common Stock in the first tranche and all of the shares to be issued in the second tranche to Marion, is subject to approval by the Company's stockholders at a Special Meeting of Stockholders to be held on May 15, 1998. The Company will pay transaction fees to Marion upon completion of each tranche as follows:
(i) 1,200,000 shares of Common Stock for the first $3,000,000 tranche; (ii) 800,000 shares of Common Stock for the second $2,000,000 tranche; and (iii) no additional fee for the completion of the third tranche.

      Further, upon the consummation of the second tranche of the Purchase Agreement, Mr. Alan Lubell, Chairman of the Board of the Company, has agreed to transfer to Marion 250,000 shares of Common Stock.

      In addition, if the third tranche of the aforementioned financing is completed, then until March 30, 2001, the Company is required to obtain the prior written consent of Marion before the consummation of any additional financing transaction except for any credit facilities or lines of credit with lenders or equipment financing arrangements. Further, the Company may not redeem the warrants issued in its initial public offering without the prior written consent of Marion.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities and Exchange Act of 1934, the Company's Directors, executive officers and holders of more than 10% of the Common Stock are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates with respect to 1997. Based on representations of its directors and executive officers and copies of reports they have filed with the Securities and Exchange Commission, there were no late reports filed for 1997.


                             INDEPENDENT ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen LLP for fiscal 1998. Arthur Andersen LLP audited the Company's books, records and accounts for fiscal 1997, and representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.


                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.


               STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 1999
                         ANNUAL MEETING OF STOCKHOLDERS

      Stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than January 4, 1999 in order to be included in the Company's proxy materials relating to that meeting.


                              REPORT ON FORM 10-KSB

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Requests for copies should be directed to Visual Edge Systems Inc., 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Secretary.

                             SOLICITATION OF PROXIES

      The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by Directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals.


                                       By Order of the Board of Directors


                                       Earl T. Takefman
                                       Chief Executive Officer


Boca Raton, Florida
May 4, 1998

                            VISUAL EDGE SYSTEMS INC.
                  Annual Meeting of Stockholders - June 3, 1998


      The undersigned hereby appoints Earl T. Takefman and Richard Parker, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Visual Edge Systems Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 on Wednesday, June 3, 1998, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR (i) EACH OF THE NOMINEES AS A DIRECTOR OF THE COMPANY AND (ii) THE APPROVAL OF THE ISSUANCE AND SALE OF ADDITIONAL SHARES OF THE COMPANY'S COMMON STOCK TO THE FUNDS.

                 (Continued and to be signed on reverse side)

                 Please Detach and Mail in the Envelope Provided


1. ELECTION OF DIRECTORS: Authority to vote this Proxy for the election of the following persons as directors is:

            [ ]  GRANTED                        [ ]  WITHHELD

      (Except as indicated otherwise)
      IF THERE IS ANY INDIVIDUAL DIRECTOR WITH RESPECT TO WHOM YOU DESIRE TO WITHHOLD YOUR VOTE, YOU MAY DO SO BY LINING THROUGH OR OTHERWISE STRIKING OUT HIS NAME.

                                  Ronald F. Seale, Earl T.Takefman,
                                  Alan L. Lubell, Richard Parker,
                                  Mark Hershhorn and Beryl Artz

2. Approval of the potential issuance and sale of additional shares of the Company's Common Stock to Infinity Investors Limited and related entities (the "Funds") in the event that the Funds elect to convert outstanding Notes and shares of Preferred Stock into Common Stock after January 1, 1999 in the event that Marion Interglobal, Ltd. does not fund the third tranche pursuant to the Purchase Agreement, dated as of March 27, 1998.


            FOR                      AGAINST                   ABSTAIN

            [ ]                        [ ]                       [ ]


      Please sign, date and return the proxy card promptly using the enclosed envelope.

            PLEASE CHECK HERE IF YOU
            PLAN TO ATTEND THE ANNUAL
            MEETING                             [ ]



Signature                   Signature                   Dated:            , 1998
         -------------------         -------------------      ------------
NOTE: Please sign exactly as your name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.